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                                                                   EXHIBIT 10.1

                  SECOND AMENDED AND RESTATED SERVICE AGREEMENT



         THIS SECOND AMENDED AND RESTATED SERVICE AGREEMENT (the "Agreement") is entered into on December 13, 1998, to be effective as of November 1, 1998 (the "Effective Date"), by and between Physician Reliance, LP, a Texas limited partnership ("PHYN"), and Texas Oncology, P.A., a Texas professional association.

                                    RECITALS:

         WHEREAS, the Practice (as defined in Section 2.1.11) is a group medical practice that provides medical care to the general public;

         WHEREAS, PHYN is in the business of and has experience in providing management, administrative and other business support services to and furnishing medical practices with or arranging for the provision of facilities, equipment, supplies and administrative support staff;

         WHEREAS, the Practice desires to obtain the services of PHYN in performing such management functions so as to permit the Practice to devote its efforts on a concentrated and continuous basis to the rendering of medical services to its patients; and

         WHEREAS, PHYN (as assignee of Physician Reliance Network, Inc.) and the Practice previously entered into a Restated Service Agreement dated as of October 1, 1993, and an Amended and Restated Service Agreement dated as of January 1, 1996, and PHYN and the Practice intend that this Agreement will supersede and replace each such agreement in its entirety.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Practice hereby agrees to purchase the management and support services herein described and PHYN agrees to provide such services on the terms and conditions provided in this Agreement.


                                   ARTICLE 1.

                           RELATIONSHIP OF THE PARTIES

         1.1 Independent Relationship. The Practice and PHYN intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Notwithstanding the authority granted to PHYN herein, PHYN and the Practice agree that the Practice shall retain


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sole authority to direct the medical, professional and ethical aspects of its medical practice, and PHYN's authority under this Agreement extends only to the non-medical business operations of the Practice with respect to those activities expressly provided for herein. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment agreements, income tax withholding, unemployment compensation contributions, and other employment related statutes applicable to that party.

         1.2 Responsibilities of the Parties. As more specifically set forth herein, PHYN shall provide the Practice with offices and facilities, equipment, supplies, support personnel, utilities, capital improvements, information systems hardware and software, upgrades of equipment, hardware and software as set forth herein, financial management, assistance with provider recruitment, marketing materials and management services in a manner that is reasonably competent and efficient. As more specifically set forth herein, the Practice shall be responsible for the hiring of physicians and all issues related to medical practice patterns and documentation thereof.

         1.3 The Practice's Matters. Matters involving the internal agreements and finances of the Practice shall remain the sole responsibility of the Practice and its shareholders. In addition, the Practice solely shall control and be responsible for all treatment decisions, diagnoses and clinical protocols, and for the preparation and content of medical records and reports. PHYN shall neither exercise control over nor interfere with any physician-patient relationship, which shall be maintained strictly between the Physician Employees and their patients.

         1.4 Patient Referrals. The parties agree that the benefits to the Practice hereunder do not require, are not payment or inducement for, and are in no way contingent upon the admission or referral of any patient of the Practice to any other person or entity. The Physician Employees shall be free to refer their patients to any qualified provider in accordance with medical necessity and their medical judgment, and in all cases in accordance with such Physician Employee's belief as to the best interests of the patient.


                                   ARTICLE 2.

                                   DEFINITIONS

         2.1 Definitions. For the purposes of this Agreement, the following definitions shall apply:

             2.1.1 "Accounts Receivable" shall mean all "accounts", "contract rights", "chattel paper," "instruments," and "general intangibles" as defined in Article Nine of the Uniform Commercial Code (as adopted in Texas) with respect to Clinical Revenues.


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             2.1.2 "Adjustments" shall mean any adjustments to Clinical
          Revenues for uncollectible accounts, discounts, Medicare and Medicaid disallowances, other contractual discounts, worker's compensation discounts, employee/dependent healthcare benefit programs, professional courtesies and other activities that either do not generate a collectible fee or cause a reduction in accounts as billed.

             2.1.3 "Clinical Facility" shall mean the facilities, including satellite locations, related businesses, equipment and other assets of PHYN which are utilized by the Practice and described in more detail in Section 3.1 below and Exhibit 3.1 attached hereto and incorporated herein by this reference.

             2.1.4 "Clinical Facility Expenses" shall mean all expenses (including depreciation and amortization) incurred, directly or indirectly, in the operation of the Clinical Facility, other than those expenses to be paid by the Practice or PHYN as specifically provided herein, all determined in accordance with GAAP. Exhibit 2.1.4 attached hereto and incorporated herein by this reference, sets forth
          (i) certain categories and types of expenses that will be deemed to be Clinical Facility Expenses, (ii) the categories and types of expenses that will be the sole responsibility of the Practice, and (iii) the categories and types of expenses that will be the sole responsibility of PHYN. To the extent a particular expense related to the Clinical Facility is not specifically identified as an expense to be paid by the Practice, PHYN or as a Clinical Facility Expense, it shall be a Clinical Facility Expense. The cost of radiology professional services provided to the Practice pursuant to contracts described in Section 4.2(k) shall be a Clinical Facility Expense.

             2.1.5 "Clinical Revenues" shall mean all fees actually recorded each month (net of Adjustments), in accordance with GAAP, by or on behalf of either the Practice or Physician Employees arising from, or in connection with (i) the operation of the Clinical Facility, (ii) professional services furnished by Physician Employees or provided under the supervision of Physician Employees, (iii) consulting services rendered by Physician Employees, (iv) research programs conducted by Physician Employees, (v) professional service contracts between any Physician Employee or Practice Employee and a third party, or (vi) income derived by PRN or the Practice from operations in Beaumont, Texas. Clinical Revenues shall not include fees received by Physician Employees arising from, or in connection with
          (i) depositions, (ii) acting as an expert witness, (iii) honoraria, or
          (iv) any other fees excluded from Clinical Revenues by the Operating Board. The parties acknowledge that the technical component of imaging revenue derived from the Clinical Facility will be Clinical Revenues.

             2.1.6 "EBIT" shall mean the earnings before interest and income taxes resulting from the operation of the Clinical Facility. All Clinical Revenues shall be included as revenues and all Clinical Facility Expenses shall be included as expenses.



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               2.1.7 "Exclusive Area" shall be the state of Texas and the portion of New Mexico identified on Exhibit 2.1.7.

               2.1.8 "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the accounting practices used by PHYN in preparation of PHYN's financial statements.

               2.1.9 "Operating Board" shall mean the board established pursuant to Section 4.1.

               2.1.10 "Physician Employees" shall mean those individuals who are employees of the Practice and provide professional services to patients of the Practice and are duly licensed as a physician to provide professional medical services.

               2.1.11 "Practice" shall mean Texas Oncology, P.A. and any entity owned by or controlled by, directly or indirectly, Texas Oncology, P.A. which is engaged in the practice of medicine.

               2.1.12 "Practice Employees" shall mean nurses, medical technologists and technicians, radiology technologists and technicians, radiation technologists and technicians, physicists, nurse anesthetists, physician assistants, nurse practitioners, and all other such employees of the Practice directly or indirectly involved with providing medical care to patients.

               2.1.13 "Professional Revenues" shall mean all Clinical Revenues resulting from professional medical services personally furnished to patients by Physician Employees or provided under the supervision of, in conjunction with, Physician Employees and other fees or income generated by Physician Employees which were properly billed as physician professional fees (or as the physician professional fee component of capitated or global fees) under then recognized codes approved by the American Medical Association.

               2.1.14 "Technical Revenues" shall mean all Clinical Revenues which are not Professional Revenues.





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                                   ARTICLE 3.

                        FACILITIES TO BE PROVIDED BY PHYN

         3.1 Clinical Facilities. PHYN hereby agrees to provide to the Practice on an exclusive full-time basis the offices and facilities more fully described in Exhibit 3.1 hereto. PHYN shall be responsible for paying (which costs shall be Clinical Facility Expenses) all rent, additional lease costs, costs of repairs, maintenance and improvements, upgrades, utilities (including, without limitation, telephones, cellular telephones, facsimile machines, pagers and other telecommunications devices to the extent used in the business of the Practice, electricity, gas, heat, air conditioning and water), normal janitorial services, refuse disposal including disposal of medical and hazardous waste, property taxes and assessments, parking, security services, medical records storage, and all other costs and expenses reasonably incurred in conducting operations in the Clinical Facility during the term of this Agreement. PHYN shall keep the Clinical Facilities in good order and repair, and shall provide or arrange for maintenance and repair reasonably promptly after any request from the Practice. PHYN shall notify the Practice prior to making any significant capital improvements or repairs, and PHYN shall not change or relocate the location of Clinical Facilities without the prior written consent of the Practice, which consent shall not be unreasonably delayed or withheld. PHYN and the Practice acknowledge that the Clinical Facility may be used by radiologists who are not Physician Employees to provide radiology professional services.


                                   ARTICLE 4.

                          DUTIES OF THE OPERATING BOARD

         4.1 Formation and Composition of the Operating Board. The parties shall establish an Operating Board which shall provide advice to PHYN concerning the management and administrative policies for the overall operation of the Clinical Facility and shall approve those items set forth in Section 4.2. The Operating Board shall consist of an equal number of members designated by PHYN and the Practice, respectively, and the total number of members shall not be less than four (4) or more than eight (8). The PHYN representatives shall have in the aggregate one vote, and the Practice representatives shall have in the aggregate one vote. The unanimous vote of the Operating Board shall be the act of the Operating Board. The presence in person by at least one PHYN representative and by at least one Practice representative shall constitute a quorum. The President of the Practice shall act as chairman of the Operating Board, shall prepare the agenda for Operating Board meetings, shall distribute the agenda at least two
(2) working days prior to the meeting, and shall conduct meetings in accordance with Section 4.3 below.

         4.2 Matters Requiring Operating Board Approval. The Operating Board shall have the following duties and obligations:



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             (a) Any renovation and expansion plans, as well as any capital equipment expenditures, relating to the Clinical Facilities shall be approved by the Operating Board, which approval shall not be unreasonably withheld, and shall be based upon economic feasibility, productivity, then current market conditions, and, to the extent applicable, overall viability of the affiliated practice site location under review.

             (b) All annual operating and capital budgets for the operation of the Practice shall be submitted by PHYN for review and approval by the Operating Board.

             (c) The Operating Board shall develop long-term and short-term strategic and growth plans, including potential expansion of the geographic coverage or expansion of services provided by the Practice.

             (d) The Operating Board shall establish general parameters for managed care contracts to be entered into by or on behalf of the Practice, and approval of the Operating Board shall be required to enter into a capitated contract.

             (e) The Operating Board shall determine the priority of major capital expenditures on behalf of the Practice.

             (f) The Operating Board shall advise PHYN and the Practice regarding litigation on behalf of the Practice.

             (g) The Operating Board shall consider and approve the sale or transfer of all or substantially all of the assets used in connection with any of the Clinical Facilities.

             (h) Approval of the Operating Board shall be required to establish general parameters for implementing the community relations programs contemplated by Section 5.5(f).

             (i) No real property costs or expenses arising out of any unoccupied real property owned, directly or indirectly, by PHYN shall be a Clinical Facility Expense without the prior approval of the Operating Board.

             (j) Approval of the Operating Board shall be required for the Practice to make any material change to the terms of the covenant not to compete contained in an employment agreement between the Practice and a Physician Employee.

             (k) The Operating Board shall establish general parameters for any contract between the Practice and any provider relating to the provision of radiology professional services at a Clinical Facility. It is contemplated that these contracts will be entered into when the Practice bills on a "global" basis for radiology services performed at the Clinical Facility.


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             (l) The Operating Board shall determine the physician professional fee component of capitated or global fees if required to calculate Professional Revenues.

         4.3 Meetings and Procedures.

             (a) Regular and special meetings of the Operating Board shall be held at the principal location of PHYN or other location that is agreed upon by the Operating Board from time to time. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all members participating in the meeting can hear one another, and all such members shall be deemed to be present in person at the meeting. Attendance at meetings of the Operating Board shall be limited to (i) members of the Operating Board;
(ii) accountants, attorneys and investment bankers of the Practice or PHYN; and
(iii) others mutually agreed upon by the Practice and PHYN.

             (b) Notice of the time and place of special meetings shall be delivered personally or by telephone to each member or sent by first-class mail or facsimile, charges prepaid, addressed to each member at that member's address. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or by facsimile or by telegram, it shall be delivered personally or by telephone or facsimile least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the member or to a person at the office of the member who the person giving the notice has reason to believe will promptly communicate it to the member. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the regular location.

             (c) A majority of the members present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

             (d) Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four
(24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified above, to the members who were not present at the time of the adjournment.

             (e) Any action required or permitted to be taken by the Operating Board may be taken without a meeting, if all members thereof shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Operating Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Operating Board.

             (f) Proxies will not be permitted.



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             (g) Any deadlocked vote of the Operating Board shall be submitted to the President of the Practice and the President of PHYN for resolution informally. If, after good faith efforts to resolve such a dispute, such parties are unable to agree upon a resolution, the proposal shall be deemed to have been rejected by the Operating Board.


                                   ARTICLE 5.

                           CERTAIN OBLIGATIONS OF PHYN

         5.1 Performance of Management Functions. PHYN shall provide or arrange for the services set forth in this Article 5 in a competent and efficient manner, and in accordance with the operating and capital budgets approved by the Operating Board. The cost of all of such services shall be included in Clinical Facility Expenses. PHYN shall be responsible for paying all Clinical Facility Expenses. PHYN is hereby expressly authorized to perform its services hereunder in a manner it determines in good faith to be reasonably appropriate to meet the day-to-day requirements of the Practice's operations. The Practice will not act in a manner which would prevent PHYN from efficiently managing the day-to-day operations of the Practice in a business-like manner, and PHYN will not interfere with any physician-patient relationship.

         5.2 Financial Planning and Goals.

             5.2.1 Preparation of Budgets. PHYN shall prepare for approval by the Operating Board annual capital and operating budgets reflecting, in reasonable detail, the anticipated revenues and expenses, sources and uses of capital for growth in the Practice's practice and medical services rendered at the Clinical Facility, and the allocation of costs between Clinical Facility Expenses and the Practice's expenses. PHYN shall reasonably determine the amount and form of capital to be invested annually in the Clinical Facility. The budget for the next succeeding fiscal year shall be presented to the Operating Board for review at least forty-five (45) days prior to the end of the preceding fiscal year. PHYN shall respond promptly to requests for information or modifications in connection with any proposed budget submitted to the Operating Board. If the Operating Board fails to approve a new operating and/or capital budget as of the commencement of a fiscal year, the prior year's budget shall continue in effect, increased by the applicable CPI or agreed-upon percentage until the new budget has been approved.

             5.2.2 Service Development. PHYN realizes that the Practice has opportunities to provide new services, expand existing facilities and utilize new technologies in the Clinical Facility that will require capital expenditures, and PHYN anticipates that such opportunities may include new and replacement equipment as may be economically justified. The provision of new or upgraded equipment or other financial resources of PHYN to enable the Practice to develop new services will depend on, among other factors, physician composition, anticipated volume, reimbursement, number of



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         physicians, physician support, Clinical Facility performance, and appropriate physician specialty mix, subject to the requirements of any applicable statutes, regulations or contracts. PHYN will use its reasonable efforts to enable the Practice to add new services or to supplement existing services.

         5.3 Audits and Statements. PHYN shall prepare unaudited annual financial statements for the operations of the Clinical Facility. If the Practice desires an audit of such financial statements, the Practice shall notify PHYN, and the cost of such audit shall be (i) paid by PHYN if such audit discloses that EBIT has been understated in an amount in excess of the greater of $2,000,000 or two (2%) percent of EBIT, and (ii) paid equally by PHYN and the Practice if such audit discloses that EBIT has not been understated in an amount in excess of the greater of $2,000,000 or two (2%) percent of EBIT. Any audit conducted in accordance with this section shall be conducted in accordance with GAAP. PHYN shall prepare monthly unaudited financial statements containing statements of income (including itemization of Clinical Revenues and Clinical Facility Expenses for such period and year to date), a statement of aged accounts receivable, all with respect to Clinical Facility operations, which shall be delivered to the Practice within twenty (20) business days after the close of each calendar month. PHYN shall prepare quarterly a list of depreciable and amortizable assets located in the Clinical Facility with a book value in excess of $100,000. Such statements shall be prepared both on the basis of regional practice sites and in the aggregate. The cost of the preparation of such financial statements and other financial statements of the Practice by PHYN, and local business, use and property taxes all shall be included in Clinical Facility Expenses. The Practice shall be solely responsible only for its income taxes, whether state or federal, and fees imposed on professional licenses.

         5.4 Inventory and Supplies. PHYN shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which PHYN shall deem to be necessary in the operation of the Clinical Facility and which are reasonably requested by the Practice to deliver quality medical services in a cost-effective manner. The costs thereof reflected as Clinical Facility Expenses shall be PHYN's actual direct cost therefor, without markup or premium, and including any discount received by PHYN. PHYN shall use all reasonable efforts to maintain at all times an adequate inventory of drugs and other supplies related to the delivery of medical services by the Practice.

         5.5 Management Services and Administration.

             (a) The Practice hereby appoints PHYN as its sole and exclusive manager and administrator of all day-to-day business functions. The Practice agrees that the purpose and intent of this Service Agreement is to relieve the Practice, its shareholders and Physician Employees to the maximum extent possible of the administrative, accounting, personnel and business aspects of their practice, with PHYN assuming responsibility and being given all necessary authority to perform these functions. PHYN agrees that the


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         Practice, and only the Practice, will perform medical functions. PHYN will have no authority, directly or indirectly, to perform, and will not perform, any medical function.

             (b) PHYN shall, on behalf of the Practice, bill patients and, except for government payors such as Medicare and Medicaid, collect the professional fees for medical services rendered by the Practice in the Clinical Facility, for services performed outside the Clinical Facility for the Practice's hospitalized patients, and for all other professional and Clinical Facility services. The Practice hereby appoints PHYN for the term hereof to be its true and lawful attorney-in-fact, for the following purposes: (i) to bill patients in the Practice's name and on its behalf, except for accounts receivable from government payors; (ii) to collect accounts receivable resulting from such billing in the Practice's name and on its behalf, except for accounts receivable from government payors; (iii) to receive payments from Blue Cross/Blue Shield, insurance companies, prepayments received from health care plans and all other nongovernmental third party payors in the Practice's name and on its behalf for deposit in a bank account;
         (iv) to take possession of, endorse in the name of the Practice (and/or in the name of an individual physician, in the event that such payment is intended for purpose of payment of a physician's bill), and deposit in a bank account any notes, checks, money orders, insurance payments and other instruments received in payment of nongovernmental accounts receivable; (v) following prior written approval of the Operating Board, to initiate the institution of legal proceedings in the name of the Practice to collect any accounts and moneys owed to the Practice;
         (vi) to enforce the rights of the Practice as creditor under any contract or in connection with the rendering of any service; and (vii) to contest adjustments and denials by governmental agencies (or fiscal intermediaries) as third-party payors. All Adjustments and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner. The performance of all billing and collection functions by PHYN shall comply with state and federal statutes, regulations, and directives applicable to such functions.

             (c) With respect to the collection of payments for physician medical services from government payors, including Medicare and Medicaid, PHYN shall be responsible for submitting claims for payment to such payors in the name of the Practice and on its behalf. All of the payments with respect to such claims shall be made by check (or electronic funds transfer) payable to the Practice and shall be deposited into a bank account with the bank designated by the Practice and whose deposits are insured by the FDIC (the "Special Account Bank") under the exclusive domain and control of the Practice (the "Practice Special Account"). The Practice shall, effective as of the Effective Date, direct the Special Account Bank in writing to transfer all amounts in the Practice Special Account at the end of each business day of the bank to an account designated by PHYN ("Practice Account"). Amounts deposited into the Practice Account pursuant to this Section 5.5(c) shall be disbursed by PHYN in accordance with the remaining provisions of this Agreement. The Practice agrees that it will not take any actions that interfere with the transfer of funds from the Practice



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         Special Account to the Practice Account as provided in this Section
         5.5(c) nor will the Practice or its agents remove, withdraw or authorize the removal or withdrawal of any funds from the Practice Special Account for any purpose except to accomplish the transfer of funds provided in this Section 5.5(c).

             (d) PHYN shall supervise and maintain custody of all files and records relating to the operation of the Clinical Facility, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of the Practice and shall be located at the Clinical Facility so that they are readily accessible for patient care. Access to patient records shall be governed by applicable state and federal laws governing confidentiality of patient records. Information extracted from patient records of the Practice to create databases desired by PHYN shall be the exclusive property of PHYN. Information extracted from patient records of the Practice to create databases desired by the Practice shall be the exclusive property of the Practice. The management of all files and records shall comply with applicable local, state and federal statutes and regulations. PHYN shall use its best efforts to preserve the confidentiality of patient medical records, shall use information contained in such records only for the limited purpose necessary to perform the services set forth herein, and shall be responsible for damages resulting from a breach of the foregoing to the extent due solely to its negligence; provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement.

             (e) PHYN shall provide personnel, in accordance with Section 5.6 below, necessary and appropriate to provide clerical, payroll, accounting, bookkeeping, employee benefit administration, accounts payable processing, human resources, information and computer services, risk management, printing, postage and duplication services, medical transcribing services, and any other ordinary, necessary or appropriate services for the operation of the Clinical Facility.

             (f) PHYN shall design and implement an appropriate community relations program on behalf of and in conjunction with the Practice, with appropriate emphasis on public awareness of the availability of services at the Clinical Facility. The community relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession, and with due regard to such standards as may from time to time be promulgated by the American Medical Association.

             (g) PHYN shall assist the Practice in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, that the Practice shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinical Facility. All physicians hired by the Practice shall be the sole employees of the Practice. Any relocation or moving expenses shall be a Clinical Facility Expense up to a maximum of



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         Ten Thousand Dollars ($10,000) per Physician Employee. The salaries and benefits of the PRN Physician Services Department staff and the costs incurred by the PRN Physician Services Department in providing the services described in this Section 5.5(g) shall be borne solely by PHYN.

             (h) PHYN shall identify potential payors and providers with whom the Practice should consider contracting for managed care contracts, and PHYN shall negotiate and administer all managed care contracts on behalf of the Practice. An officer of the Practice or an agent thereof must execute all managed care contracts. In connection with all managed care contracts, PHYN shall be responsible for administration of risk pools, collection and disbursement of encounter data, assignment and transfer of enrollees, and providing information and reports to payors and providers as required under applicable contracts provided the Practice cooperates with PHYN to satisfy these obligations. In addition, PHYN shall identify and negotiate on behalf of the Practice research clinical drug trials.

             (i) PHYN shall provide for the proper cleanliness of the premises comprising the Clinical Facility, as well as maintenance and cleanliness of the equipment, furniture and furnishings located upon such premises in good working order. PHYN shall conduct or arrange for regular inspections of equipment, furnishings and fixtures in order to identify required cleaning, maintenance or refurbishing.

             (j) PHYN shall assist the Practice by identifying alternative insurers and policies, and preparing a comparison of rates for such policies, and negotiating for premiums to be paid, with respect to professional liability insurance and other insurance provided for in
         Section 10.1. Premiums with respect to such policies covering the Physician Employees shall be a Practice expense.

         5.6 Personnel. PHYN shall provide professional management and administrative personnel, clerical, secretarial, bookkeeping, collection and other personnel necessary and appropriate to provide the services to be provided by PHYN pursuant to this Agreement. In addition, PHYN shall supervise (but only with respect to non-medical matters) any personnel of the Practice at the Clinical Facility, subject to the ultimate authority of the Practice to hire, fire and discipline its own personnel in accordance with applicable laws and regulations. PHYN shall determine and cause to be paid the salaries and fringe benefits of all of its personnel. Such personnel shall be under the direction, supervision and control of PHYN. If the Practice is dissatisfied with the services of any person other than a Practice Employee, the Practice shall consult with PHYN. PHYN shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether the employment of such employee should be terminated. All of PHYN's obligations regarding staff shall be governed by the overriding principle and goal of enabling the Practice to provide quality medical care. Employee assignments shall be made to promote consistent and continued rendering of quality medical support services and to provide prompt availability and accessibility of individual medical support personnel to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel. PHYN shall maintain established working relationships wherever possible and PHYN shall make every effort consistent with sound business practices to honor the specific requests of the Practice with regard to the assignment of personnel.

         5.7 Events Excusing Performance. PHYN shall not be liable to the Practice for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which PHYN has no control for so long as such events continue, and for a reasonable period of time thereafter.

         5.8 Compliance with Applicable Laws. PHYN shall comply in all material respects with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         5.9 Quality Assurance. PHYN shall assist the Practice in fulfilling its obligations to its patients to maintain quality medical and professional services.

         5.10 Reimbursed Employee Expenses. PHYN will reimburse the Practice for all reasonable compensation paid by the Practice to Practice Employees other than Physician Employees and benefits provided by the Practice to Practice Employees other than Physician Employees (including any incremental cost associated with the Practice obtaining malpractice insurance for Clinical Employees) in an amount not to exceed an amount approved in advance by the Operating Board.


                                   ARTICLE 6.

                 OBLIGATIONS OF THE PRACTICE AND RELATED MATTERS

         6.1 Professional Services. The Practice shall provide the Practice Employees in accordance with Section 5.6 above. The Practice shall employ all Physician Employees for oncology and infectious disease professional services. All professional services shall be provided to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. The Practice shall ensure that each physician associated with the Practice to provide medical care to patients of the Practice is licensed by all required agencies or authorities. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, the Practice shall promptly inform PHYN of such action and the underlying facts and circumstances. The Practice shall carry out a program to monitor the quality of medical care practiced at the Clinical Facility. Each physician associated with the Practice shall maintain active medical staff membership or clinical privileges appropriate for the range of services provided by such physician at one or more hospitals utilized by the Practice for patients serviced by such physician, as determined on an individual basis between the Practice and each Physician Employee.

         6.2 Medical Practice. The Practice shall use and occupy the Clinical Facility exclusively for the practice of medicine, and related activities such as clinical research drug trials and medical consulting, and shall comply with all applicable laws, rules, ordinances and all recognized standards of medical care, and with the terms of any lease for such facilities. The Practice shall use reasonable efforts to maintain or cause its Physician Employees to maintain complete and accurate medical records reflecting all care provided by the Practice to its patients and as are necessary to support charges submitted on behalf of the Practice. PHYN shall cooperate with the Practice to satisfy this obligation. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinical Facility shall be conducted solely by Physician Employees , and no other physician or medical practitioner shall be permitted to use or occupy the Clinical Facility without the prior written consent of PHYN. The provision of medical care by Practice Employees shall be under the supervision of a Physician Employee as necessary and appropriate in order to meet applicable billing requirements and to comply with applicable standards of medical care.

         6.3 Employment of Physician Employees. The Practice shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Employees. The Practice shall be responsible for the payment of such Physician Employees' salaries, wages, taxes and benefits as the Practice's sole cost and expense. PHYN will reimburse the Practice for thirty-five (35%) percent of the salary and benefits associated with a Physician Employee's participation in development activities and Clinical Facility management (but not internal Practice governance or strategic planning) but only (i) to the extent approved in advance by the Operating Board, and (ii) if such Physician Employee is not otherwise receiving compensation from PHYN. With respect to physicians, the Practice shall employ and contract only with licensed physicians meeting applicable credentialling guidelines established by the Practice. The Practice agrees to maintain a sufficient number of Physician Employees to adequately staff and treat patients at the Clinical Facility.

         6.4 Professional Dues and Education Expenses. The cost of hospital staff membership dues, professional licenses, medical staff dues and IPA or PHO or similar managed care entity dues shall be a Clinical Facility Expense. In addition, continuing medical education costs of Practice Employees shall be a Clinical Facility Expense. Board certification fees shall be the sole responsibility of the Practice. The Practice shall ensure that each of its Physician Employees and Practice Employees participates in continuing medical education as is necessary for such employee to provide medical services, consistent with recognized and acceptable standards of professional practice.

         6.5 Professional Insurance. The Practice shall be responsible for obtaining and retaining professional liability insurance for its Physician Employees and shall assure that its Physician Employees are insurable. During the term of this Agreement, Physician Employees shall be provided with occurrence or claims made medical malpractice insurance coverage under primary and excess policies in minimum amounts of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate. In the event the Practice provides claims made coverage, then upon expiration or the earlier termination of employment of a Physician Employee, the Practice shall use reasonable efforts to purchase "tail" insurance for the benefit of Physician Employees covering the applicable statute of limitations with respect to such Physician Employee's acts and omissions during the term of his or her employment; provided, however, that if a terminated Physician Employee chooses to maintain insurance coverage with the same insurance carrier which would result in no tail coverage being required, the Practice shall not be required to purchase said tail insurance policy.

         6.6 Events Excusing Performance. The Practice shall not be liable to PHYN for failure to perform any of the services required herein in event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which the Practice has no control for so long as such events continue, and for a reasonable period of time thereafter.

         6.7 Fees for Professional Services. Legal, accounting and other professional fees incurred by the Practice (other than as specifically set forth elsewhere in this Agreement) related solely to internal corporate governance and internal corporate financial affairs of the Practice shall be the sole cost and expense of the Practice. All other professional fees incurred by the Practice shall be a Clinical Facility Expense, except for (i) all costs incurred in connection with sexual harassment or malpractice claims involving Physician Employees, which shall be the sole responsibility of the Practice, (ii) tax return preparation costs in excess of Ten Thousand Dollars ($10,000) per year, which shall remain the sole responsibility of the Practice, and (iii) all uninsured costs incurred in connection with malpractice claims involving a Practice Employee, which shall be borne equally by the Practice and PHYN. All other professional fees incurred by PHYN shall be the sole responsibility of PHYN, except for (i) claims not involving sexual harassment or malpractice against PHYN relating to a Physician Employee or Practice Employee, which costs shall be a Clinical Facility Expense and (ii) 50% of either (A) the salary and benefits of one staff attorney or (B) the costs paid for one attorney retained as an independent contractor, which will be a Clinical Facility Expense.

         6.8 Employment of Practice Employees. The Practice shall employ and supervise all Practice Employees necessary to provide efficient medical care to patients of the Practice.


                                   ARTICLE 7.

                              RESTRICTIVE COVENANTS

         The Parties recognize that the services to be provided by PHYN shall be feasible only if the Practice operates an active medical practice to which the physicians associated with the Practice devote their full time and attention. To that end:

         7.1 Restrictive Covenants by the Practice. During the term of this Agreement, except as otherwise waived in writing by PHYN with respect to one or more particular services, the Practice shall not establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by PHYN to the Practice pursuant to this Agreement anywhere within the Exclusive Area other than at the Clinical Facility.

         7.2 Restrictive Covenants by PHYN. During the term of this Agreement, except as otherwise waived in writing by the Practice with respect to one or more particular services, PHYN shall not establish, operate or provide management or administrative services at any medical office, clinic or other health care facility providing oncological or infectious disease services substantially similar to those provided to the Practice pursuant to this Agreement anywhere within the Exclusive Area other than the Clinical Facility. The provision of this Section 7.2 shall apply to PHYN, Physician Reliance Network, Inc., and subsidiaries thereof.

         7.3 Restrictive Covenants By Physician Employees. The Practice shall use all reasonable efforts to enforce the existing formal agreements with its Physician Employees pursuant to which the Physician Employees have agreed to certain limitations on their ability to compete with the Practice. The Practice shall obtain and enforce formal agreements with all new Physician Employees substantially in the form of Exhibit 7.3 attached hereto.

         7.4 Enforcement. PHYN and the Practice acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this
Article 7 shall be inadequate, each party hereto shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The prevailing party in any action arising out of the provisions of this
Article 7 shall recover its costs and expenses, including reasonable attorneys' fees.

         7.5 Limitation on Restrictive Covenants. Notwithstanding the foregoing provisions of Article 7, PHYN and the Practice acknowledge that the provisions of Article 7 shall not interfere with the ability of Physician Employees to utilize any facility necessary to provide appropriate patient care.

                                   ARTICLE 8.

                             FINANCIAL ARRANGEMENTS

         8.1 Service Fee. Subject to the provisions of Section 8.4, PHYN shall be paid by the Practice a fee equal to the Clinical Facility Expenses plus thirty-five percent (35%) of EBIT, as full and complete compensation for all of the goods and services provided by PHYN pursuant to this Agreement, and without any further recourse to the Practice or any Physician Employee. The amounts to be paid to PHYN under this Section 8.1 shall be payable monthly. The amounts shall be estimated based upon the previous month's operating results of the Clinical Facility. Adjustments to the estimated payments shall be made to reconcile actual amounts due under this Section 8.1 by the end of the following month. Upon preparation of quarterly financial statements, final adjustments to the service fee for the quarter shall be made and any additional payments owing to PHYN or the Practice shall then be made, upon mutual review and agreement by PHYN and the Practice. The service fee set forth above will be reviewed annually (commencing one year from the date hereof) to ensure that the intended underlying economic arrangements between the Practice and PHYN are preserved. Such review shall take place in the first quarter of PHYN's fiscal year. If changes in state or federal laws or regulations, changes in the amount or method of reimbursing healthcare services, or changes in the services or facilities provided by PHYN, result in a material adverse change in the economic benefits of this Agreement to the Practice or PHYN, the fees set forth above shall be equitably adjusted as soon as reasonably possible. In the event of any dispute between the parties regarding the calculation or reconciliation of any amount hereunder, the parties shall decide upon an accounting firm or other financial specialist acceptable to the parties to make a binding determination. The fees of such specialist shall be borne equally by the parties.

         8.2 Accounts Receivable. Effective the last business day of each month, PHYN shall purchase the Accounts Receivable (other than Accounts Receivable from the Medicare Program) of the Practice arising during the month just ended, by payment of cash or other readily available funds into an account of the Practice. The consideration for the purchase shall be an amount equal to actual charges of the Clinical Facility for the month just ended, reduced by PHYN to reflect historical Adjustments. For purposes of determining historical Adjustments, reference shall be made to the average monthly collections of the Clinical Facility for the three (3) month period preceding the month for which a payment is made. Payment for the Accounts Receivable shall be reduced by the amount of the service fees due to PHYN under Section 8.1 and shall be made on the fifteenth (15th) business day of the month following the month in which the Accounts Receivable are generated. For example, if PHYN is purchasing receivables generated in July 1998, payment will be made on August 20, 1998, and the amount of the payment shall be made by reference to the average monthly collections of the Clinical Facility during the preceding months of April, May and June.

         Although it is the intention of the parties that PHYN purchase and thereby become owner of the Accounts Receivable of the Practice, in case such purchase shall be ineffective for any reason, the Practice has entered into a Security Agreement to grant a security interest in the Accounts Receivable PHYN to secure the immediate repayment to PHYN of all indebtedness and obligations of the Practice to PHYN arising under or in connection with this Agreement. In addition, the Practice shall cooperate with PHYN and execute all necessary documents in connection with the pledge of such Accounts Receivable to PHYN or at PHYN's option, its lenders. All collections in respect of such Accounts Receivable shall be deposited in a bank account designated by PHYN. To the extent the Practice comes into possession of any payments in respect of such Accounts Receivable, the Practice shall direct such payments to PHYN for deposit in bank accounts designated by PHYN.

         8.3 Amounts Retained by the Practice. The Practice shall retain sixty-five percent (65%) of EBIT payable monthly as provided in Section 8.1.

         8.4 Other Financial Agreements

             (a) In the event PHYN shortens its corporate amortization schedule for intangibles charged as Clinical Facility Expenses to twenty-five (25) years, the new amortization schedule for the Practice shall be no less favorable to the Practice than the amortization schedule applied with respect to any other medical group managed by PHYN (except for such groups whose current management agreement would prohibit such treatment). In no event shall such amortization schedule be shorter than twenty-five (25) years. If PHYN subsequently adopts a period longer than twenty-five (25) years for amortization of such expenses, the parties hereto agree to amend this Agreement to make a corresponding change.

             (b) The Practice agrees that it shall receive only the percentage of site fees from PRN Research that result from research activities conducted at the Clinical Facility. The PRN Research facility shall not be deemed to be a Clinical Facility for any purpose of this Agreement, and PHYN shall be entitled to all of the expenses and revenues therefrom, including the costs of services rendered by scientists, research directors and administrators for PRN Research. PRN Research will operate as a site management organization and retain a percentage of the contractual site fees to cover all related expenses and potential profit of the site management organization. Site management fees, less the percentage retained by the site management organization, will be Clinical Facility Revenues. The direct costs for the research nurse, facility and professional services rendered pursuant to the research contract will be Clinical Facility Expenses. There will be no further allocation of PRN Research expenses to the Practice.

             (c) Development of additional markets.

                 (i) For markets entered into by PHYN and the Practice after the Effective Date, the fee payable to PHYN for practice sites in which there are no radiation therapy technical revenues received by the Practice ("New Practice Markets") will be ten (10%) percent of Professional Revenues plus all Technical Revenues until the earlier of: (a) expiration of a 24 month period subsequent to the commencement of operations in a New Practice Market; or (b) the date of first billing of a radiation therapy patient in a cancer center located in the New Practice Market; after which time, the fee payable to PHYN will be as set forth in Section 8.1.

                    (ii) The Practice will assume all economic risks agreed to by the Operating Board (purchase price of assets, including goodwill, necessary compensation subsidies and working capital deficits) associated with the acquisition by the Practice of medical oncology and radiation oncology practices. The Practice will be paid by PHYN five (5) times thirty-five (35%) percent of first-year projected EBIT of the acquired practice. The Operating Board will agree upon the projected EBIT of the acquired practice. The provisions of this Section 8.4(c)(ii) will be re-evaluated by the Operating Board on a periodic basis.


                                   ARTICLE 9.

                                     RECORDS

         9.1 Patient Records and Financial Records. Upon termination of this Agreement, the Practice shall retain all patient medical records and all financial and accounting records maintained by the Practice or PHYN in the name of the Practice. At all times during the term of this Agreement, access to patient records shall be governed by applicable state and federal laws governing confidentiality of patient records. PHYN shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by the Practice. The cost of producing such copies shall be borne equally by the Practice and PHYN.

         9.2 Records Owned by PHYN. All records relating in any way to the operation of the Clinical Facility which are not the property of the Practice and records relating to the personnel employed by PHYN shall at all times be the property of PHYN.

         9.3 Access to Records. During the term of this Agreement, each party or its designee shall have reasonable access during normal business hours to the records, including, but not limited to, records of collections, expenses and disbursements, as kept by PHYN in performing PHYN's obligations under this Agreement. After the termination or expiration of this Agreement, PHYN may copy any or all records of the Practice, as described in Section 9.1 above, only to the extent reasonably necessary to defend against a lawsuit or governmental investigation or other administrative proceeding or audit. In such a case, PHYN may copy at its expense any or all of such records, subject to the confidentiality provisions of this Agreement. Access to patient records shall be governed by applicable state and federal laws regarding confidentiality of patient records.

                                   ARTICLE 10.

                             INSURANCE AND INDEMNITY

         10.1 Insurance to be Maintained by the Practice. Throughout the term of this Agreement, the Practice shall maintain comprehensive professional liability insurance for its Physician Employees with a reputable insurance company or companies and with such limits and coverages as specified in Section 6.5 above. The Practice shall be responsible for all liabilities in excess of the limits of such policies.

         10.2 Insurance to be Maintained by PHYN. Throughout the term of this Agreement, PHYN shall provide and maintain, as a Clinical Facility Expense, (i) comprehensive professional liability insurance for all employees with limits as determined reasonable by PHYN in its national program and reasonably acceptable to the Practice and (ii) comprehensive general liability and property insurance covering the Clinical Facility premises and operations in amounts as determined reasonable by PHYN and acceptable to the Practice. PHYN will use reasonable efforts to have the Practice named as an additional insured on such policies.

         10.3 Tail Insurance Coverage. Unless the Practice elects to provide its Physician Employees with an "occurrence" form of professional liability insurance providing continuation of coverage after termination of employment, the Practice will cause each individual physician who associates with the Practice after the date hereof to enter into an agreement with the Practice that upon termination of such physician's relationship with the Practice, for any reason, tail insurance coverage (or final endorsement premium or prior acts coverage) will be purchased by the individual physician. Such provisions may be contained in employment agreements, restrictive covenant agreements or other agreements entered into by the Practice and the individual physicians, and the Practice hereby covenants with PHYN to enforce to the best of its ability such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the Practice.


                                   ARTICLE 11.

                              TERM AND TERMINATION

         11.1 Term of Agreement. This Agreement shall expire on December 31, 2038 unless earlier terminated pursuant to the terms hereof.

         11.2 Extended Term. Unless earlier terminated as provided for in this Agreement, the term of this Agreement shall be automatically extended for additional terms of two (2) years each, unless either party delivers to the other party, not less than six (6) months nor earlier than nine (9) months prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

         11.3 Termination by the Practice. The Practice may terminate this Agreement as follows:

              (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by PHYN, or upon the receivership or voluntary or involuntary dissolution of PHYN without reinstatement within thirty (30) days, or other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by PHYN, except for the filing of a petition in involuntary bankruptcy against PHYN which is dismissed within sixty
         (60) days thereafter, the Practice may give notice of the immediate termination of this Agreement.

              (b) In the event PHYN shall materially default in the performance of any duty or obligation to make a payment to the Practice imposed upon PHYN by Section 8.3 of this Agreement, and such default shall continue for a period of ten (10) days after written notice thereof has been given to PHYN by the Practice, the Practice may terminate this Agreement. In the event PHYN shall materially default in the performance of any duty or obligation (other than its obligations under Section 8.3) imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to PHYN by the Practice, the Practice may terminate this Agreement.

         11.4 Termination by PHYN. PHYN may terminate this Agreement as follows:

              (a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Practice, or upon the receivership or voluntary or involuntary dissolution of the Practice without reinstatement within thirty (30) days, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the Practice, except for the filing of a petition in involuntary bankruptcy against the Practice which is dismissed within sixty (60) days thereafter, PHYN may give notice of the immediate termination of this Agreement.

              (b) In the event the Practice shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to the Practice by PHYN, PHYN may terminate this Agreement.

                                   ARTICLE 12.

                               GENERAL PROVISIONS

         12.1 Assignment. PHYN shall have the right, upon prior notice to the Practice, to assign its rights hereunder to any person, firm or corporation under common control with PHYN. Except as set forth above, neither PHYN nor the Practice shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. PHYN specifically shall retain all obligations to perform the services to be provided by it hereunder, unless the Practice specifically otherwise agrees in writing.

         12.2 Whole Agreement, Modification. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement and the Exhibits, other than as set forth herein. This Agreement, including the Exhibits incorporated herein, shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modifications shall be attached hereto.

         12.3 Notices. All notices required or permitted by this Agreement shall be in writing and shall be addressed as follows:

         To PHYN:          Physician Reliance Network, Inc.
                           5420 LBJ Freeway, Suite 900
                           Dallas, Texas 75240
                           Attention:  President

         With a copy to:   Chief Financial Officer


         To the Practice:  Texas Oncology, P.A.
                           5420 LBJ Freeway, Suite 800
                           Dallas, Texas 75240
                           Attention:  President

or to such other address as either party shall notify the other.

         12.4 Binding on Successors. This Agreement shall be binding upon the parties hereto, and their successors and assigns.

         12.5 Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         12.6 Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties acknowledge that PHYN is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of PHYN in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine, the performance of said act or service by PHYN shall be deemed waived by the Practice and forever unenforceable; provided, however, in no event shall the unenforceability of an act or service caused by this section affect the enforceability of any other provisions of this Agreement unless the failure by PHYN to perform such act or service would constitute a material and incurable default in the performance of a duty or obligation imposed on it by this Agreement.

         12.7 Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties unless the invalidity, illegality or unenforceability of such provisions prevent the parties hereto from achieving the primary benefits sought to be achieved by this Agreement.

         12.8 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

         12.9 Confidentiality. Except for disclosure to its attorneys, bankers, underwriters, lenders, directors, officers, shareholders or agents, or as necessary or desirable for conduct of business, including negotiations with acquisition candidates, neither party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other party's written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of confidentiality provisions; (ii) becomes available on a non-confidential basis from a source other than the other party or its affiliates or agents, which source was not itself bound by a confidentiality agreement; or (iii) which is required to be disclosed by law including securities laws, or pursuant to court order.

         12.10 Contract Modifications for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, and upon receipt of a reasoned legal analysis from competent counsel setting forth such an analysis, the Practice and PHYN shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Practice and PHYN. If PHYN and the Practice are unable to agree to any amendments required by this Section, the matter shall be submitted to binding arbitration in accordance with Section 12.15 below.

         12.11 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         12.12 Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         12.13 No Obligation to Third Parties. None of the obligations and duties of PHYN or the Practice under this Agreement shall in any way or in any manner be deemed to create any obligation of PHYN or of the Practice to, or any rights in, any person or entity not a party to this Agreement.

         12.14 Communications. The Practice and PHYN agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of the Practice's practice at the Clinical Facility.

         12.15 Dispute Resolution. In the event any disagreement, dispute or claim (collectively, a "Dispute") arises between the parties hereto with respect to the enforcement or interpretation of this Agreement or any specific terms and provisions set forth in this Agreement or with respect to whether an alleged breach hereof has or has not occurred, (other than Disputes arising under Section 4.2) such Dispute shall be settled in accordance with the following procedures:

               (a) In the event of a Dispute between the parties pursuant hereto, either party may give written notice to the other party setting forth the nature of such Dispute ("Dispute Notice"). The parties shall meet and confer to discuss the Dispute in good faith within ten (10) days of the other party's receipt of a Dispute Notice in an attempt to resolve the Dispute ("Meet and Confer Discussions"). All representatives shall meet at such date(s) and time(s) as are mutually convenient to the representatives of each party within the Meet and Confer Period (as defined below).

               (b) If the parties are unable to resolve the Dispute within thirty (30) days following the date of receipt of the Dispute Notice by the receiving party ("Meet and Confer Period"), then the parties agree to try in good faith to settle the Dispute through nonbinding mediation under the Rules of Practice and Procedures (the "Rules") of the Judicial Arbitration and Mediation Services, Inc. ("JAMS") or AAA (as defined below, if the parties agree to use such rules). A single disinterested third-party mediator shall be selected by JAMS in accordance with its then current Rules (or by AAA in accordance with its comparable rules). The parties to the Dispute shall share the expenses of the mediator and the other costs of mediation equally.

               (c) Any Dispute which cannot be resolved by the parties within sixty (60) days following the end of the Meet and Confer Period may be submitted at the option of either party to binding arbitration, which arbitration shall be conducted in accordance with the following provisions. Arbitration proceedings shall be held in Dallas, Texas. The governing law shall be the law of the State of Texas. A single disinterested third-party arbitrator shall be selected by the Commercial Panel of the American Arbitration Association (the "AAA") in accordance with its then current Commercial Rules. The arbitration shall be administered by AAA.

               (d) Each of the parties hereto shall pay its own expenses of arbitration and one-half of the expenses of the arbitrator. If any position by either party hereunder, or any defense or objection thereto, is deemed by the arbitrator to have been unreasonable, the arbitrator shall assess, as part of the award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses of the other party and of the arbitrator.

               (e) The decision of the arbitrator shall be final and binding upon each of the parties hereto, and judgment upon the award may be entered in any court of competent jurisdiction in the United States, if applicable. The arbitrator shall decide the Dispute in accordance with federal and/or Texas laws, as applicable. The award shall include written findings of fact, a summary of the evidence and reasons underlying the decision and conclusions of law. As part of the award, the arbitrator may award reasonable and necessary costs actually incurred by the prevailing party, including that party's share of the arbitrators fees, costs and expenses, as well as any administration fees. The arbitrator may also include reasonable attorneys fees in an award of costs if the arbitrator finds that the party against whom the fees are assessed acted frivolously or in bad faith in its demand for, or participation in, the arbitration. However, the arbitrator shall not have the right to award punitive damages.

               (f) By executing this Agreement below, the parties to this Agreement are agreeing to have any Dispute, other than Disputes arising under Section 4.2, decided by neutral arbitration as provided by Texas law (provided that such Dispute has not been resolved through the meet and confer and mediation procedures described above) and the parties are giving up any rights they might possess to have the Dispute litigated in a court or jury trial. By executing this Agreement below, the parties to this Agreement are giving up their judicial rights to discovery and appeal, unless those rights are specifically included in this Agreement. If a party to this Agreement refuses to submit to arbitration after agreeing to this provision, such party may be compelled to arbitrate under the authority of Texas law.

               (g) Nothing in this Agreement shall be interpreted to limit any party's right to terminate this Agreement or to pursue equitable relief, including, without limitation, specific performance, from a court of competent jurisdiction at any time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  TEXAS ONCOLOGY, P.A.


                                  By:  /s/ Charles S. White, III, M.D.
                                     ------------------------------------------
                                           Charles S. White, III, M.D.
                                           Vice President






                                  PHYSICIAN RELIANCE, LP, a wholly-owned
                                  subsidiary of Physician Reliance Network, Inc.

                                  By:      PRN Physician Reliance, LLC,
                                           its General Partner


                                  By:  /s/ O. Edwin French
                                     ------------------------------------------
                                           O. Edwin French
                                           President and COO






                                  For purposes of agreeing to Section 7.2 only:

                                  PHYSICIAN RELIANCE NETWORK, INC.


                                  By:  /s/ O. Edwin French
                                     ------------------------------------------
                                           O. Edwin French
                                           President and COO

                                  EXHIBIT 2.1.4
                                SERVICE AGREEMENT



         CLINICAL FACILITY EXPENSES, PHYN EXPENSES AND PRACTICE EXPENSES


- CLINICAL FACILITY EXPENSES: Salaries and benefits of all Practice Employees (Section 5.10).
- All supplies, pharmaceuticals, general and administrative, and purchased services costs incurred in the operation of Clinical Facilities (Section 5.4).
-    Occupancy and usage expenses related to Clinical Facilities (Section 3.1).
-    Occupancy and usage expenses related to the Practice's corporate premises.
-    Bad debt costs related to billing of Clinical Revenues.
-    Depreciation of fixed assets of the Clinical Facility (Section 2.1.4).
-    Amortization of goodwill and intangibles (Section 2.1.4).
- Cost of hospital staff membership dues, professional licenses, medical staff dues (Section 6.4).
-    IPA/managed care fees (Section 6.4).
-    Continuing medical education costs of Practice Employees (Section 6.4).
- Any fair allocation of PHYN corporate expenses directly related to Clinical Facilities, including human resources, billing, information services, managed care, purchasing, real estate, technical services, general accounting, accounts payable, and payroll.
- Portion of senior physician management, including officers and medical directors, conducting development activities or other Clinical Facility management activity in an amount approved by the Operating Board
     (Section 6.3).
- Salaries, benefits and other reasonable expenses of Texas Oncology, P.A. Physician Accounting.
- Physician recruitment relocation expenses, up to $10,000 per physician recruited (Section 5.5(g)).
-    Tax return preparation, up to $10,000 (Section 6.7).
-    All other costs and expenses related to the provision of clinical services.
- Legal fees occurred in connection with the operation of the Clinical Facility (Section 6.7).
- Costs of enforcing restrictive covenants in physician employment agreements.

                                  EXHIBIT 2.1.4
                                SERVICE AGREEMENT



         CLINICAL FACILITY EXPENSES, PHYN EXPENSES AND PRACTICE EXPENSES
                                   (Continued)


  THE PRACTICE:

     - The cost of malpractice insurance for Physician Employees and Practice Employees and deductibles for Physician Employees (Section 6.5).
     -    The cost of malpractice litigation (Section 6.7).
     -    Cost of board certification (Section 6.4).
     - Legal fees and costs related to sexual harassment suits in which a physician is a defendant (Section 6.7).
     - Legal fees and costs related solely to internal corporate governance issues of the Practice (Section 6.7).


  PHYN:

     - Salaries, benefits and all departmental expenses of PHYN senior management.
     - Legal fees and costs of PHYN not borne by the Practice or treated as a Clinical Facility Expense (Section 6.7).
     - Physician Services Department salaries and benefits and other recruiting costs incurred by the Physician Services Department (Section 5.5(g).
     - Legal department expense, other than 50% of either (i) the salary and benefits of one staff attorney or (ii) the costs paid for one attorney retained as an independent contractor, which will be a Clinical Facility Expense (Section 6.7).

                                  EXHIBIT 2.1.7
                                SERVICE AGREEMENT


                                 EXCLUSIVE AREA



Exclusive area shall be the State of Texas and the Southern part of the State of New Mexico shown on the attached map.

     As required by Rule 304 of Regulation S-T, the following is a narrative description of the map that appears attached to Exhibit 2.1.7 to the Amended and Restated Services Agreement.

     A map depicting a small portion of northern Texas and approximately the southern half of the state of New Mexico.

                                   EXHIBIT 3.1
                                SERVICE AGREEMENT



                               CLINICAL FACILITIES


         See Attached.

                                   EXHIBIT 3.1
                               CLINICAL FACILITIES

-------------------------------------------------------------------------------------------------------
                   LOCATION                                             ADDRESS
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Abilene - Texas Cancer Center Abilene South           1957 Antilley Road 79606
-------------------------------------------------------------------------------------------------------
Abilene - (N)                                         1100 North 19th St., Ste. 1A, 1B   79601
-------------------------------------------------------------------------------------------------------
Alamagordo, NM                                        1209 9th Street   88310
-------------------------------------------------------------------------------------------------------
Arlington - (N)                                       801 Road to Six Flags, Ste. 105   76012
-------------------------------------------------------------------------------------------------------
Arlington - Texas Cancer Center Arlington             515 West Mayfield, Ste. 101   76014
-------------------------------------------------------------------------------------------------------
Athens                                                302 Bryson St.   75751
-------------------------------------------------------------------------------------------------------
Austin                                                1600 W. 38th St., Stes. 104, 120 & 122   78731
-------------------------------------------------------------------------------------------------------
Austin                                                11111 Research Blvd., Ste. 390   78759
-------------------------------------------------------------------------------------------------------
Austin - South Austin Cancer Center                   4101 James Casey St.  78745
-------------------------------------------------------------------------------------------------------
Beaumont                                              690 N. 14th St.   77702     2nd and 3rd Floors
-------------------------------------------------------------------------------------------------------
Big Spring                                            1501 W. 11th Place   79720
-------------------------------------------------------------------------------------------------------
Brownsville - South Texas Cancer Center               2150 N. Expressway 83   78521
-------------------------------------------------------------------------------------------------------
Brownwood                                             118 South Park Drive   76801
-------------------------------------------------------------------------------------------------------
Burnet                                                516 Buchanan Dr.   78611
-------------------------------------------------------------------------------------------------------
Clifton                                               201 S. Ave. TOPA   76634
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/1 Atrm.                           3535 Worth St., Ste. 100   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/1 BMT                             3535 Worth St., Ste. 185   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/1 Mail/File                       3535 Worth St., Ste. 190   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/1 Pharmacy                        3535 Worth St., Ste. 170   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/2 Med/Onc                         3535 Worth St., Ste. 200   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/3 Infusion                        3535 Worth St., Ste. 301   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - C/5 Research                        3535 Worth St., Ste. 500   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - S/1 Rad/Onc  Sammons CC             3535 Worth St., Ste. 100   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - S/2 Gyn/Onc                         3535 Worth St., Ste. 200   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - S/3 Komen                           3535 Worth St., Ste. 305   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - S/3 Komen                           3535 Worth St., Ste. 330   75246
-------------------------------------------------------------------------------------------------------
Dallas - Baylor - S/B Med.Rec.                        3535 Worth St., Ste. 50     75246
-------------------------------------------------------------------------------------------------------
Dallas - Doctor's Hospital                            1151 N. Buckner Blvd., Ste. 408  75218
-------------------------------------------------------------------------------------------------------
Dallas - MCD - BMT                                    7777 forest Lane, Bldg. D, Ste. 220  75230
-------------------------------------------------------------------------------------------------------
Dallas - MCD - Med.Onc./Ped.                          7777 forest Lane, Bldg. D, Ste. 400  75230
-------------------------------------------------------------------------------------------------------
Dallas - MCD - Rad/Onc - Tx Cancer Ctr                7777 forest Lane, Bldg. D, Ste. 110  75230
-------------------------------------------------------------------------------------------------------
Dallas - Methodist                                    221 W. Colorado, Pavillion II, Ste. 535  75208
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                  LOCATION                                             ADDRESS
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 312  75231
-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 320  75231
-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 300  75231
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 845 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 923 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 945 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 800 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - Methodist                                    221 W. Colorado, Pavillion II, Ste. 535  75208
-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 312  75231
-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 320  75231
-------------------------------------------------------------------------------------------------------
Dallas - Presbyterian                                 8230 Walnut Hill Ln, Bldg. III,Ste. 300  75231
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 845 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 923 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 945 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - St. Paul                                     5939 Harry Hines Blvd, Ste. 800 Bldg II 75235
-------------------------------------------------------------------------------------------------------
Dallas - Texas Cancer Center Dallas SW                3555 W. Wheatland Road  75237
-------------------------------------------------------------------------------------------------------
Denison - Texoma Cancer Center                        1331 Memorial Drive  75020-2088
-------------------------------------------------------------------------------------------------------
Denton - Regional                                     4401 N. IH-35, Ste. 3   76207
-------------------------------------------------------------------------------------------------------
Denton - Scripture                                    2501 Scripture, Ste. 300  76201
-------------------------------------------------------------------------------------------------------
Durant, OK                                            1600 University Blvd.   74701
-------------------------------------------------------------------------------------------------------
Eastland                                              304 S. Daugherty   76448
-------------------------------------------------------------------------------------------------------
Edinburg                                              2709 Cornerstone Blvd.  78539
-------------------------------------------------------------------------------------------------------
El Paso - El Paso Cancer Center - East                7848 Gateway East  79915
-------------------------------------------------------------------------------------------------------
El Paso - El Paso Cancer Center - West                1901 Grandview   79902
-------------------------------------------------------------------------------------------------------
Ennis                                                 802 W. Lampasas   75119
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                   LOCATION                                             ADDRESS
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Fort Stockton                                         Hospital Annex, Sanderson Hwy.   79735
-------------------------------------------------------------------------------------------------------
Fort Worth - 8th Street                               918  8th Avenue   76104
-------------------------------------------------------------------------------------------------------
Fort Worth - Harris                                   6100 Harris Parkway, Ste. 290  76132
-------------------------------------------------------------------------------------------------------
Fort Worth - Texas Cancer Center - Ft. Worth          601 W. Terrell   76104
-------------------------------------------------------------------------------------------------------
Garland                                               777 Walter Reed Blvd., Ste. 201   75042
-------------------------------------------------------------------------------------------------------
Graham                                                1339 East Street   76405
-------------------------------------------------------------------------------------------------------
Grapevine                                             1600 W. College St.   76051
-------------------------------------------------------------------------------------------------------
Greenville                                            4215 Joey Ramsey Blvd.    75403
-------------------------------------------------------------------------------------------------------
Groesbeck                                             900 N. Ellis St.   76642
-------------------------------------------------------------------------------------------------------
Harlingen                                             2121 Pease, Ste. 1-D   78550-8321
-------------------------------------------------------------------------------------------------------
Harlingen - Kleberg Cancer Treatment Ctr.             2101 Pease   78550-8321
-------------------------------------------------------------------------------------------------------
HEB  Mid-Cities                                       401 Westpark Way,  Euless   76040
-------------------------------------------------------------------------------------------------------
Henderson                                             105 N. High St., Ste. 1   75652
-------------------------------------------------------------------------------------------------------
Houston - Katy                                        5616 Medical Center Dr., Ste. 200   77494
-------------------------------------------------------------------------------------------------------
Houston - Long Point                                  8830 Long Point Rd., Ste. 702   77055
-------------------------------------------------------------------------------------------------------
Houston - Main St.                                    7515 S. Main St., Ste. 740   77030
-------------------------------------------------------------------------------------------------------
Houston - Memorial City                               909 Frostwood, Ste. 221   77024
-------------------------------------------------------------------------------------------------------
Houston - Memorial N.W.                               1631 N. Loop West, Ste. 180   77008
-------------------------------------------------------------------------------------------------------
Houston - Memorial S.E.                               11914 Astoria Blvd., Ste. 520   77089
-------------------------------------------------------------------------------------------------------
Houston - Memorial Sugar Land                         7777 Southwest Fwy., Ste. 1004   77074
-------------------------------------------------------------------------------------------------------
Houston - N. Loop East                                9343 N. Loop E., Ste. 410   77029
-------------------------------------------------------------------------------------------------------
Houston - N. Loop East                                9343 N. Loop E., Ste. 404   77029
-------------------------------------------------------------------------------------------------------
Houston - Pasadena                                    908 E. Southmore, Ste. 220   77502
-------------------------------------------------------------------------------------------------------
Houston - Texas city                                  6518 Memorial Dr., Ste. B   77591
-------------------------------------------------------------------------------------------------------
Houston - Webster - Clear Lake                        450 Medical Center Blvd., Ste. 610   77598
-------------------------------------------------------------------------------------------------------
Houston - Webster - Medical Center                    400 Medical Center Blvd., Ste. 111   77598
-------------------------------------------------------------------------------------------------------
Irving                                                2001 N. MacArthur, Ste. 630   75061-2244
-------------------------------------------------------------------------------------------------------
Irving                                                6750 N. MacArthur, Ste. 205   75063
-------------------------------------------------------------------------------------------------------
LaGrange                                              890 E. Travis St.   78945
-------------------------------------------------------------------------------------------------------
LaGrange                                              430 E. Guadalupe   78945
-------------------------------------------------------------------------------------------------------
Las Cruces, NM                                        2902 Hillrise   88001
-------------------------------------------------------------------------------------------------------
Las Cruces, NM                                        1161 Mall Dr., #D   88011
-------------------------------------------------------------------------------------------------------
Las Cruces, NM                                        1161 Mall Dr., #ABC  88011
-------------------------------------------------------------------------------------------------------
Las Cruces, NM - Ikard/Memorial Cancer...             2450 S. Telshor Blvd.   88001
-------------------------------------------------------------------------------------------------------
Lewisville                                            475 W. Elm Street, Ste. 101   75057
-------------------------------------------------------------------------------------------------------
Longview                                              725 North 4th St.   75601
-------------------------------------------------------------------------------------------------------
Longview Cancer Center                                1300 North 4th Street   75601
-------------------------------------------------------------------------------------------------------
Luling                                                130 Hays Street   78748
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                    LOCATION                                             ADDRESS
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
Marshall                                              815 S. Washington, Ste. 204   75670
-------------------------------------------------------------------------------------------------------
McAllen - S. Texas Cancer Center-McAllen              1901 South 2nd St.   78502-1298
-------------------------------------------------------------------------------------------------------
McAllen - Vannie Cook                                 101 W. Expressway 83   78503
-------------------------------------------------------------------------------------------------------
Mesquite - Texas Cancer Center - Mesquite(1)          4700 N. Galloway   75150
-------------------------------------------------------------------------------------------------------
Midland - Allison Cancer Center                       301 North N St.   79701-5946
-------------------------------------------------------------------------------------------------------
Mt. Pleasant                                          2001 N. Jefferson, Ste. 210   75445
-------------------------------------------------------------------------------------------------------
North Richland Hills                                  4351 Booth Calloway Rd., Ste. 308  76180
-------------------------------------------------------------------------------------------------------
Odessa - West Texas Cancer Center                     600 N. Grant   79761
-------------------------------------------------------------------------------------------------------
Palestine                                             3215 W. Oak   75801
-------------------------------------------------------------------------------------------------------
Paris - Paris Regional Cancer Center                  3550 N.E. Loop 286   75460
-------------------------------------------------------------------------------------------------------
Pecos                                                 2323 Texas Street   79772
-------------------------------------------------------------------------------------------------------
Plano - North Texas Regional Cancer Center            3705 West 15th   75075
-------------------------------------------------------------------------------------------------------
San Antonio                                           12602 Toepperwein, Ste. 202
-------------------------------------------------------------------------------------------------------
San Antonio                                           7940 Floyd Curl Dr., Ste. 720  78229
-------------------------------------------------------------------------------------------------------
San Antonio                                           1605 Hwy. 97 East, Jordanton, TX 78026
-------------------------------------------------------------------------------------------------------
Sherman - Texoma Regional Cancer Center               2800 Hwy. 75 North  75090-0504
-------------------------------------------------------------------------------------------------------
Sulphur Springs                                       101 Medical Plaza  75482
-------------------------------------------------------------------------------------------------------
Sweetwater                                            201 East Arizona St.   79556
-------------------------------------------------------------------------------------------------------
Terrell                                               1553 Hwy 34 South, Ste. 400   75160
-------------------------------------------------------------------------------------------------------
Tyler - Tyler Cancer Center                           910 E. Houston St., Ste. 100   75702
-------------------------------------------------------------------------------------------------------
Vernon                                                1015 Hillcrest Dr.   76384
-------------------------------------------------------------------------------------------------------
Waco                                                  405 Londonderry Dr., Ste. 107   76712
-------------------------------------------------------------------------------------------------------
Waco                                                  3301 Westminster, Ste. 101   76708
-------------------------------------------------------------------------------------------------------
Waxahachie                                            1404 W. Jefferson  75165
-------------------------------------------------------------------------------------------------------
Weslaco                                               1330 E. 6th St., Ste. 204   78599
-------------------------------------------------------------------------------------------------------
Wichita Falls                                         1718  10th Street   76301
-------------------------------------------------------------------------------------------------------


(1) Excluding the imaging facility known as Texas Diagnostic Imaging Center - Mesquite.

The following facilities are not included in the definition of Clinical
Facility: Susan G. Komen Breast Centers; Texas Women's Imaging; The Center for Breast Care; Texas Diagnostic Imaging - Baylor (Sammons); Texas Diagnostic Imaging - Baylor (Junius); North Texas Clinical P.E.T. Institute.

                                   EXHIBIT 7.3
                                SERVICE AGREEMENT



                              RESTRICTIVE COVENANT



         The Practice will enter into an employment agreement with each new Physician Employee that provides the following:

         RESTRICTIVE COVENANTS. Physician agrees that during his employment with the Association and for a period of two (2) years after the date of cessation of his employment, he will not engage in or become associated with, directly or indirectly, any medical practice, either as a stockholder, partner, investor (other than in a publicly held corporation in which he is not an officer, director or employee), sole proprietor, agent, employee or consultant, which is in any way competitive with the Association, within the Restricted Area. For purposes of this Agreement, the Restricted Area is any county in which the Physician, as an employee of the Association, is engaged in an active medical practice, which includes any county in which the Physician (i) holds full hospital privileges, or (ii) provides medical services on a regular basis. It is intended by the parties that for the agreed period Physician will perform no act which may confer any competitive benefit or advantage upon any enterprise competing with the Association in the foregoing counties. This Agreement is not intended to prevent any Physician from practicing his profession as a physician, but is intended to protect the Association's investment in the specialized practice of oncology and infectious diseases. The parties acknowledge that the Association, through its employees, provides medical services to patients in an extensive geographical area as a result of the specialized nature of such medical services. In the event of any breach of the covenants contained in this paragraph 17, it is understood and agreed that damages will be difficult to ascertain and the Association may petition a court at law or in equity for injunctive relief, in addition to any other relief which the Association may have under existing laws, including, but not limited to the recovery of reasonable attorney's fees and expenses. Physician shall not, during the term of his employment or at any time thereafter, disclose to any person, firm or corporation, any confidential information or trade secrets relating to the business of the Association or any related or affiliated association and/or entity. The Association and Physician recognize and agree that the covenants described in this Section 17 are ancillary to an otherwise enforceable agreement, that the duration and scope are fair, reasonable and necessary, that adequate compensation has been received by Physician under this Agreement for such obligations, that these obligations do not prevent Physician from earning a livelihood, and that enforcement of the covenants described in this Section 17 is necessary to prevent irreparable harm and damage to the business of the Association. If, however, for any reason, any court of competent jurisdiction determines that the restrictions in this Section 17 are not reasonable, that the consideration is inadequate, or that Physician has been prevented from earning a livelihood, such restriction shall be interpreted, modified or rewritten to include as much of the duration and scope as will render such restrictions valid and enforceable, and both parties agree to be bound by such modified provisions.